UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 28, 2011

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 5.07     Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Shareholders was held on April 28, 2011.  At the meeting, the following four items were voted on by the Company’s shareholders:

ISSUE ONE:  DIRECTOR NOMINEE ELECTION RESULTS

The number of directors was set at nine and the following persons were elected to the Company’s Board of Directors to hold office for the ensuing year:

NOMINEE	IN FAVOR	WITHHELD
David P. Bailis	38,747,675	3,046,340
Roy W. Begley, Jr.	38,476,836	3,317,179
F. David Clarke, III	41,485,207	308,808
Julie D. Klapstein	41,502,069	291,946
Michael E. Kohlsdorf	38,744,655	3,049,360
R. Eric McCarthey	41,279,386	514,629
Joseph P. Morgan, Jr.	41,489,603	304,412
John J. Schiff, Jr.	41,491,347	302,668
John Q. Sherman, II	38,462,323	3,331,692

In addition to the votes reported above, there were 4,367,443 broker non-votes on the proposal for the election of directors.

ISSUE TWO:  APPROVAL OF THE STANDARD REGISTER COMPANY 2011 EQUITY INCENTIVE PLAN

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES
37,835,183	2,843,402	1,115,430	4,367,443

ISSUE THREE:  APPROVAL OF AMENDMENT TO THE STANDARD REGISTER COMPANY MANAGEMENT INCENTIVE COMPENSATION PLAN

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES
40,060,493	573,422	1,160,100	4,367,443

ISSUE FOUR:  RATIFY THE APPOINTMENT OF BATTELLE & BATTELLE, LLP AS INDEPENDENT AUDITORS

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES
45,922,807	180,167	58,484	0

There were no broker non-votes on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: May 2, 2011	By: /s/Gerard D. Sowar
Gerard D. Sowar, Vice President, General Counsel and Secretary